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                                  EXHIBIT 23.2

                          ASCEND COMMUNICATIONS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-82550, 33-94886, 333-00442, 333-03686, 333-10879, 333-
15697, 333-30823, 333-54029, 333-55675, 333-65467, 333-65917) and on Form S-3
(File Nos. 333-13377, 333-11091, 333-21751 and 333-32781) of Ascend
Communications, Inc. of our report dated January 22, 1997, except for note M as to which the date is March 30, 1997, on our audit of the consolidated financial statements and our report dated January 22, 1997 on our audit of the consolidated financial statement schedule of Cascade Communications Corp. for the year ended December 31, 1996, which reports are included in this Annual Report on Form 10-K of Ascend Communications, Inc.



Boston, Massachusetts                                PricewaterhouseCoopers LLP
March 26, 1999